                                                                    Exhibit 99.1


               QUEST DIAGNOSTICS REPORTS STRONG FINANCIAL RESULTS
                      IN FOURTH QUARTER AND FULL YEAR 2004

            -- Earnings per Share Expected to Grow 14-16% in 2005 --

TETERBORO, N.J., JANUARY 27, 2005--Quest Diagnostics Incorporated (NYSE: DGX), the nation's leading provider of diagnostic testing, information and services, announced that for the fourth quarter ended December 31, 2004, net income increased to $126 million, compared to $108 million in 2003. Earnings per diluted share increased 21% to $1.23, before a required change in accounting for the company's contingent convertible debentures. After the change in accounting, reported earnings per diluted share were $1.20.

Fourth quarter revenues grew 6.6% over the prior year to $1.3 billion. Clinical testing volume, measured by the number of requisitions, increased 4.1%, and revenue per requisition increased 1.9%. The remainder of the revenue growth was contributed by the company's non-clinical testing businesses.

For the fourth quarter, operating income was $221 million, or 17.2% of revenues, compared to $197 million, or 16.4% of revenues, in 2003. Bad debt expense improved to 4.2% of revenues, from 4.7% a year ago. Days sales outstanding improved to 47 days compared to 48 days a year ago. Cash from operations was $264 million. During the quarter the company repurchased 3.8 million common shares for $353 million, including $254 million from GlaxoSmithKline. Capital expenditures were $42 million.

"Our strong financial performance reflects the benefits of ongoing efforts to accelerate organic growth," said Surya N. Mohapatra, Ph.D., Chairman and Chief Executive Officer. "We continue to generate substantial cash flow, which we are investing to further differentiate our services to physicians and patients, and return value to shareholders. We expect 2005 to be another solid year, with earnings per share increasing 14% to 16%."

For the full year 2004, net income increased to $507 million, and earnings per diluted share increased 18% to $4.87, excluding previously disclosed second quarter charges and before the change in accounting for the company's contingent convertible debentures. Diluted earnings per share were $4.77, excluding the second quarter charges and after the change in accounting. Reported net income was $499 million, or $4.69 per diluted share, including the second quarter charges and after the change in accounting.

Revenues for the full year increased 8.2% to $5.1 billion. Unilab, acquired February 28, 2003, accounted for approximately 1.5% of the growth. Operating income, excluding the second quarter charge related to the CEO succession process, was $902 million, or 17.6% of revenues, compared to $796 million, or 16.8% of revenues in 2003. Including the second quarter charge, operating income was $891 million, or 17.4% of revenues. Cash from operations totaled $799 million, compared to $663 million in 2003. During 2004 the company repurchased
8.3 million common shares for $735 million and made capital expenditures of $176 million.

Outlook for 2005

For the full year 2005, revenues are expected to grow between 5% and 6%. Operating income is expected to be between 18% and 19% of revenues; cash from operations is expected to approach $800 million; and capital expenditures are expected to be between $210 million and $230 million. The company expects full year earnings per diluted share of between $5.45 and $5.55, an increase of 14% to 16% compared to 2004 diluted earnings per share of $4.77 before special charges. Estimates for 2005 earnings per diluted share, operating income and cash from operations are before the impact of the accounting change for equity-based compensation, effective July, 2005.

Quest Diagnostics will hold its fourth quarter conference call on January 27 at 8:30 A.M. Eastern Time. To hear a simulcast of the call over the Internet or a replay, registered analysts may access StreetEvents at: www.streetevents.com, and all others may access the Quest Diagnostics website at: www.questdiagnostics.com. In addition, a replay of the call will be available from 10:30 A.M. on January 27 through 11 P.M. on February 25 to investors in the U.S. by dialing 866-481-6893. Investors outside the U.S. may dial 203-369-1512. No password is required for either number.

Quest Diagnostics Incorporated is the nation's leading provider of diagnostic testing, information and services, providing insights that enable healthcare professionals to make decisions that improve health. The company offers the broadest access to diagnostic testing services through its national network of laboratories and patient service centers, and provides interpretive consultation through its extensive medical and scientific staff. Quest Diagnostics is the leading provider of esoteric testing, including gene-based medical testing, and provides advanced information technology solutions to improve patient care. Additional company information is available at: www.questdiagnostics.com.

The statements in this press release which are not historical facts or information may be forward-looking statements. These forward-looking statements involve risks and uncertainties that could cause actual results and outcomes to be materially different. Certain of these risks and uncertainties may include, but are not limited to, competitive environment, changes in government regulations, changing relationships with customers, payers, suppliers and strategic partners and other factors described in the Quest Diagnostics Incorporated 2003 Form 10-K and subsequent filings.

                                - Table follows -

                 Quest Diagnostics Incorporated and Subsidiaries

                      Consolidated Statements of Operations
        For the Three and Twelve Months Ended December 31, 2004 and 2003
               (in millions, except per share and percentage data)

                                                             Three Months Ended     Twelve Months Ended
                                                                 December 31,           December 31,
                                                             ------------------     --------------------

                                                               2004       2003       2004        2003
                                                             --------   --------   --------    --------
Net revenues..............................................  $ 1,283.3  $ 1,204.0   $ 5,126.6   $ 4,737.9

Operating costs and expenses:
Cost of services..........................................      757.4      706.2     2,990.7     2,768.6
Selling, general and administrative.......................      304.6      298.0     1,227.8     1,165.7
Amortization of intangible assets ........................        0.9        2.1         6.7         8.2
Other operating (income) expense, net ....................       (0.2)       0.7        10.2        (1.0)
                                                            ---------  ---------   ---------   ---------
  Total operating costs and expenses......................    1,062.7    1,007.0     4,235.4     3,941.5
                                                            ---------  ---------   ---------   ---------

Operating income .........................................      220.6      197.0       891.2       796.4

Other income (expense):
Interest expense, net.....................................      (13.3)     (14.5)      (57.9)      (59.7)
Minority share of income..................................       (5.0)      (4.8)      (19.4)      (17.6)
Equity earnings in unconsolidated joint ventures..........        5.5        4.4        21.0        17.4
Other income, net.........................................        0.2        0.8         0.2         1.3
                                                            ---------    -------   ---------   ---------
  Total non-operating expenses, net.......................      (12.6)     (14.1)      (56.1)      (58.6)
                                                            ---------    -------   ---------   ---------

Income before taxes ......................................      208.0      182.9       835.1       737.8
Income tax expense........................................       81.9       74.6       335.9       301.1
                                                            ---------    -------   ---------   ---------
Net income................................................  $   126.1    $ 108.3   $   499.2   $   436.7
                                                            =========    =======   =========   =========

Net income before special charges.........................  $   126.1    $ 108.3   $   507.1   $   436.7

------------------------------------------------------------------------------------------------------------

Basic earnings per common share:
Net income................................................  $    1.26    $  1.04   $    4.90   $    4.22

Net income before special charges.........................  $    1.26    $  1.04   $    4.98   $    4.22

Weighted average common shares outstanding - basic........      100.4      103.8       102.0       103.4

------------------------------------------------------------------------------------------------------------

Diluted earnings per common share:
Net income................................................  $    1.20    $  1.00   $    4.69   $    4.04

Net income before special charges.........................  $    1.20    $  1.00   $    4.77   $    4.04

Weighted average common shares outstanding - diluted......      105.3      109.2       107.1       108.8

------------------------------------------------------------------------------------------------------------

Operating income before special charge as a
    percentage of net revenues...........................        17.2%      16.4%       17.6%       16.8%

------------------------------------------------------------------------------------------------------------

                 Quest Diagnostics Incorporated and Subsidiaries

                           Consolidated Balance Sheets
                           December 31, 2004 and 2003
                      (in millions, except per share data)

                                                                December 31,   December 31,
                                                                    2004            2003
                                                                ------------    -----------
Assets
Current assets:
Cash and cash equivalents ....................................    $   73.3       $  155.0
Accounts receivable, net .....................................       649.3          609.2
Inventories ..................................................        75.3           72.5
Deferred income taxes ........................................        83.0          109.0
Prepaid expenses and other current assets ....................        50.2           50.1
                                                                  --------       --------
   Total current assets ......................................       931.1          995.8
Property, plant and equipment, net ...........................       619.5          607.3
Goodwill, net ................................................     2,506.9        2,518.9
Intangible assets, net .......................................        11.5           17.0
Deferred income taxes ........................................        29.4           49.6
Other assets .................................................       105.4          112.8
                                                                  --------       --------
Total assets .................................................    $4,203.8       $4,301.4
                                                                  ========       ========

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable and accrued expenses ........................    $  669.0       $  649.9
Short-term borrowings and current portion of
   long-term debt ............................................       374.8           73.9
                                                                  --------       --------
   Total current liabilities .................................     1,043.8          723.8
Long-term debt ...............................................       724.0        1,028.7
Other liabilities ............................................       147.3          154.2
Stockholders' equity:
Common stock, par value $0.01 per share; 300 shares
   authorized; 106.8 shares issued at both
   December 31, 2004 and 2003 ................................         1.1            1.1
Additional paid-in capital ...................................     2,195.3        2,267.0
Retained earnings ............................................       818.7          380.5
Unearned compensation ........................................         -             (2.3)
Accumulated other comprehensive income .......................         3.9            5.9
Treasury stock, at cost; 8.7 and 4.0 shares at
   December 31, 2004 and 2003, respectively ..................      (730.3)        (257.5)
                                                                  --------       --------
   Total stockholders' equity ................................     2,288.7        2,394.7
                                                                  --------       --------
Total liabilities and stockholders' equity ...................    $4,203.8       $4,301.4
                                                                  ========       ========

                 Quest Diagnostics Incorporated and Subsidiaries

                      Consolidated Statements of Cash Flows
             For the Twelve Months Ended December 31, 2004 and 2003
                                  (in millions)

                                                              Twelve Months Ended
                                                                  December 31,
                                                              ------------------
                                                                2004      2003
                                                              -------   --------
Cash flows from operating activities:
Net income ...............................................    $ 499.2   $ 436.7
Adjustments to reconcile net income to net cash
provided by operating activities:
Depreciation and amortization ............................      168.7     153.9
Provision for doubtful accounts ..........................      226.3     228.2
Deferred income tax provision ............................       52.5      33.9
Minority share of income .................................       19.4      17.6
Stock compensation expense ...............................        1.4       5.3
Tax benefits associated with stock-based compensation
   plans .................................................       71.3      30.5
Other, net ...............................................        4.7      (1.6)
Changes in operating assets and liabilities:
   Accounts receivable ...................................     (266.4)   (254.9)
   Accounts payable and accrued expenses .................       22.3      (6.8)
   Integration, settlement and other special charges .....      (18.3)    (18.9)
   Income taxes payable ..................................        1.1      26.5
   Other assets and liabilities, net .....................       16.5      12.4
                                                              -------   -------
Net cash provided by operating activities ................      798.7     662.8
                                                              -------   -------

Cash flows from investing activities:
Business acquisitions, net of cash acquired ..............        -      (237.6)
Capital expenditures .....................................     (176.1)   (174.6)
Proceeds from disposition of assets ......................        7.6       9.0
Increase in investments and other assets .................       (5.2)    (13.8)
                                                              -------   -------
Net cash used in investing activities ....................     (173.7)   (417.0)
                                                              -------   -------

Cash flows from financing activities:
Proceeds from borrowings .................................      304.9     450.0
Repayments of debt .......................................     (306.0)   (391.7)
Purchases of treasury stock ..............................     (734.5)   (257.5)
Exercise of stock options ................................      109.1      29.9
Dividends paid ...........................................      (61.4)      -
Distributions to minority partners .......................      (16.7)    (14.3)
Financing costs paid .....................................       (2.1)     (4.2)
Other ....................................................        -         0.2
                                                              -------   -------
Net cash used in financing activities ....................     (706.7)   (187.6)
                                                              -------   -------

Net change in cash and cash equivalents ..................      (81.7)     58.2
Cash and cash equivalents, beginning of period ...........      155.0      96.8
                                                              -------   -------
Cash and cash equivalents, end of period .................    $  73.3   $ 155.0
                                                              =======   =======

Cash paid during the period for:
Interest .................................................    $  51.8   $  59.4
Income taxes .............................................    $ 209.2   $ 212.0

Notes to Financial Tables

1) Basic earnings per common share is calculated by dividing net income by the weighted average common shares outstanding. Due to a required change in accounting effective December 31, 2004, the Company included the dilutive effect of its contingent convertible debentures in its dilutive earnings per common share calculations using the if-converted method, regardless of whether or not the holders of these securities were permitted to exercise their conversion rights, and retroactively restated previously reported diluted earnings per common share. References to the diluted weighted average common shares outstanding, including diluted earnings per common share calculations and related disclosures, have been restated to give effect to the required change in accounting for all periods presented.

     The computation of basic and diluted earnings per common share (using the if-converted method) is as follows:

                                                             Three Months Ended          Twelve Months Ended
                                                                 December 31,                December 31,
                                                          ------------------------     -----------------------
                                                             2004           2003         2004           2003
                                                          ---------       --------     --------       --------
                                                                 (in millions, except per share data)
     Net income available to common stockholders -
        basic (A).........................................   $126.1        $108.3       $499.2         $436.7
     Add: Interest expense associated with
        contingent convertible debentures, net of
        related tax effects...............................      0.8           0.8          3.3            3.3
                                                             ------        ------       ------        -------
     Income available to common stockholders -
        diluted ..........................................   $126.9        $109.1       $502.5         $440.0
                                                             ======        ======       ======        =======

     ----------------------------------------------------------------------------------------------------------

     Weighted average common shares outstanding -
        basic, as reported ...............................    100.4         103.8        102.0          103.4

     Dilutive effect of stock options and restricted
        common shares granted under the Company's
        Employee Equity Participation Program ............      2.0           2.5          2.2            2.5
                                                             ------        ------       ------        -------
     Weighted average common shares outstanding -
        diluted (before the required change in
        accounting for the Company's contingent
        convertible debentures) (B).......................    102.4         106.3        104.2          105.9
     Dilutive effect of the contingent convertible
        debentures........................................      2.9           2.9          2.9            2.9
                                                             ------        ------       ------        -------
     Weighted average common shares outstanding -
        diluted, as reported .............................    105.3         109.2        107.1          108.8
                                                             ======        ======       ======        =======

     ----------------------------------------------------------------------------------------------------------

     Basic earnings per common share, as reported.........    $1.26         $1.04        $4.90          $4.22

     Diluted earnings per common share, as reported.......    $1.20         $1.00        $4.69          $4.04

     Diluted earnings per common share, before the
        required change in accounting for the
        Company's contingent convertible debentures* .....    $1.23         $1.02        $4.79          $4.12

     * Calculated by dividing income available to common stockholders - basic
       (A) by the weighted average common shares outstanding - diluted (before the required change in accounting for the Company's contingent convertible debentures) (B)

     ----------------------------------------------------------------------------------------------------------

2) The following table presents net income and basic and diluted earnings per common share, had the Company elected to recognize compensation cost based on the fair value at the grant dates for stock option awards and discounts granted for stock purchases under the Company's Employee Stock Purchase Plan, consistent with the method prescribed by Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation", as amended by Statement of Financial Accounting Standards No. 148, "Accounting for Stock-Based Compensation Transition and Disclosure an amendment of FASB Statement No. 123":

                                                             Three Months Ended          Twelve Months Ended
                                                                 December 31,                December 31,
                                                          ------------------------     -----------------------
                                                             2004           2003         2004           2003
                                                          ---------       --------     --------       --------
                                                                 (in millions, except per share data)
     Net income
     Net income, as reported..............................   $126.1        $108.3       $499.2         $436.7
     Add:  Stock-based compensation under APB 25..........      0.2           1.2          1.4            5.3
     Deduct:  Total stock-based compensation expense
        determined under fair value method for all
        awards, net of related tax effects................    (11.6)        (12.3)       (45.1)         (52.3)
                                                             ------        ------       ------         ------
     Pro forma net income.................................   $114.7        $ 97.2       $455.5         $389.7
                                                             ======        ======       ======         ======

     Earnings per common share
     Basic - as reported..................................   $ 1.26        $ 1.04       $ 4.90         $ 4.22
                                                             ------        ------       ------         ------
     Basic - pro forma....................................   $ 1.14        $ 0.94       $ 4.47         $ 3.77
                                                             ------        ------       ------         ------

     Diluted - as reported................................   $ 1.20        $ 1.00       $ 4.69         $ 4.04
                                                             ------        ------       ------         ------
     Diluted - pro forma..................................   $ 1.09        $ 0.90       $ 4.27         $ 3.65
                                                             ------        ------       ------         ------

     The fair value of each option grant was estimated on the date of grant using the Black-Scholes option-pricing model with the following weighted average assumptions:

                                                   Three Months Ended          Twelve Months Ended
                                                       December 31,                December 31,
                                                ------------------------     -----------------------
                                                   2004           2003         2004           2003
                                                ---------       --------     --------       --------
     Dividend yield...........................     0.6%           0.4%         0.7%           0.0%
     Risk-free interest rate..................     3.5%           3.2%         3.1%           2.8%
     Expected volatility......................    46.0%          47.9%        47.2%          48.1%
     Expected holding period, in years........       5              5            5              5

3) Other operating (income) expense, net represents miscellaneous income and expense items related to operating activities including gains and losses associated with the disposal of operating assets. For the twelve months ended December 31, 2004, other operating expense, net includes a $10.3 million second quarter charge associated with the acceleration of certain pension obligations in connection with the CEO succession process.

4) Interest expense, net for the twelve months ended December 31, 2004, includes a $2.9 million charge representing the write-off of deferred financing costs associated with the second quarter 2004 refinancing of the Company's bank debt and credit facility.

5) In 2003, the Board of Directors authorized a share repurchase program, which permitted the Company to purchase up to $600 million of its common stock. In July 2004, the Board of Directors authorized the Company to purchase up to an additional $300 million of its common stock. Under a separate authorization from the Board of Directors, in December 2004 the Company repurchased 2.7 million shares of its common stock for approximately $254 million from GlaxoSmithKline plc. For the three months ended December 31, 2004, the Company repurchased approximately 3.8 million shares of its common stock at an average price of $93.47 per share for $353 million. For the twelve months ended December 31, 2004, the Company repurchased approximately 8.3 million shares of its common stock at an average price of $88.21 per share for $735 million. Since the inception of the share repurchase program, the Company has repurchased approximately
     12.3 million shares of its common stock at an average price of $80.54 for $992 million. For the three and twelve months ended December 31, 2004, the Company has reissued approximately 0.9 million shares and 3.6 million shares, respectively, primarily in connection with employee benefit plans. At December 31, 2004, $162 million of the share repurchase authorizations remained available. In January 2005, the Board of Directors expanded the share repurchase authorization by an additional $350 million, bringing the total amount authorized and available for repurchases to $512 million.

6) Free cash flow represents net cash provided by operating activities less capital expenditures. Free cash flow is presented because management believes it is a useful adjunct to cash flow from operating activities and other measurements under accounting principles generally accepted in the United States since it is a meaningful measure of a company's ability to fund investing activities and meet its future debt service requirements. Free cash flow is not a measure of financial performance under accounting principles generally accepted in the United States and should not be considered as an alternative to cash flows from operating, investing or financing activities as an indicator of cash flows or as a measure of liquidity. The following table reconciles net cash provided by operating activities to free cash flow:

                                                      Twelve Months Ended December 31,
                                                      --------------------------------
                                                           2004            2003
                                                      --------------   ---------------
                                                               (in millions)
     Net cash provided by operating activities.......     $798.7          $662.8
     Less:  Capital expenditures.....................      176.1           174.6
                                                          ------          ------
     Free cash flow..................................     $622.6          $488.2
                                                          ======          ======

7) Net income before special charges excludes the second quarter 2004 charges associated with the acceleration of certain pension obligations in connection with the CEO succession process and the refinancing of the Company's bank debt and credit facility. Operating income before special charge excludes the charge associated with the CEO succession process. Both operating income and net income before special charges, including per common share amounts, are presented because management believes they are useful adjuncts to other measurements under accounting principles generally accepted in the United States, including reported operating income and net income since they are meaningful measures of the Company's on-going operating performance and are on a basis consistent with prior reported results. Operating income before special charge and net income before special charges, including per common share amounts, are not measures of financial performance under accounting principles generally accepted in the United States and should not be considered as alternatives to reported operating income and net income as an indicator of performance. The following table reconciles operating income and net income before special charges to reported results:

                                                                 For the Twelve Months Ended December 31, 2004
                                                        ---------------------------------------------------------------
                                                                   (in millions, except per share amounts)

                                                                         Special Charges Related to:
                                                                        ----------------------------
                                                                          Acceleration
                                                                           of Certain
                                                          Before Special     Pension         Debt
                                                             Charges       Obligations    Refinancing     As Reported
                                                          --------------  -------------  -------------  --------------

     Net revenues.........................................  $5,126.6        $   -           $   -         $5,126.6

     ------------------------------------------------------------------------------------------------------------------

     Operating income.....................................  $  901.5        $(10.3)        $    -         $  891.2
     Interest expense, net................................     (55.0)          -             (2.9)           (57.9)

     ------------------------------------------------------------------------------------------------------------------

     Income before taxes..................................  $  848.3        $(10.3)        $ (2.9)        $  835.1
     Income tax expense (benefit).........................     341.2          (4.1)          (1.2)           335.9
                                                            --------        ------         ------         --------
     Net income...........................................  $  507.1        $ (6.2)        $ (1.7)        $  499.2
                                                            ========        ======         ======         ========

     ------------------------------------------------------------------------------------------------------------------

     Basic earnings per common share......................  $   4.98        $(0.06)        $(0.02)        $   4.90
     Diluted earnings per common share....................  $   4.77        $(0.06)        $(0.02)        $   4.69

     Diluted earnings per common share, before the
        required change in accounting for the
        Company's contingent convertible debentures(A)....  $   4.87

     ------------------------------------------------------------------------------------------------------------------

     Operating income as a percentage of net revenues(B)..     17.6%                                         17.4%

     ------------------------------------------------------------------------------------------------------------------

     (A) Calculated by dividing net income before special charges by the weighted average common shares outstanding - diluted (before the required change in accounting for the Company's contingent convertible debentures) in footnote 1

     (B) Calculated by dividing operating income by net revenues

8) Before the impact of the accounting change for equity-based compensation, the Company expects 2005 diluted earnings per common share to be between $5.45 and $5.55, operating income to be between 18% and 19% of revenues and cash from operations to approach $800 million. The Company has not finalized what, if any, changes may be made to its equity compensation plans in light of the accounting change, and therefore is not yet in a position to quantify its impact. The Company expects to announce the impact in connection with reporting its second quarter 2005 financial results. Assuming there are no changes to the Company's equity compensation plans, and an adoption date of July 1, 2005 for the new accounting standard, the Company estimates that the adoption of the new accounting standard will reduce diluted earnings per common share by up to $0.23 per share and operating income, as a percentage of revenues, by up to approximately 1%. The impact on cash from operations of adopting the new accounting standard cannot be estimated at this time.

9) In December 2004, the Company called for redemption all of its outstanding contingent convertible debentures due November 2021. Under the terms of the debentures, the holders of the debentures had an option to submit their debentures for redemption at par plus accrued and unpaid interest or convert their debentures into shares of the Company's common stock at a conversion price of $87.50 per share. The outstanding principal of the debentures at December 31, 2004 is classified as a current liability within short-term borrowings and current portion of long-term debt on the Company's consolidated balance sheet at December 31, 2004. As of January 18, 2005, the redemption was completed and $0.4 million of principal was redeemed for cash and $249.6 million of principal was converted into approximately 2.9 million shares of the Company's common stock.